SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   October 23, 1997


                         STORAGE TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware               1-7534               84-0593263
       -----------------      --------------      -------------------
        (State or other        (Commission           (IRS Employer
       Jurisdiction of         File Number)        Identification No.)
        Incorporation)



             2270 South 88th Street, Louisville, Colorado 80028-4309
            --------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code  (303) 673-5151



                                 Not applicable
            ---------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.     Other Events

    On October 23, 1997, the Registrant announced that its Board of Directors had authorized the repurchase of up to $800 million of its common stock, par value $.10 per share. The stock repurchase program will be effected through open market purchases and privately negotiated transactions. The Company anticipates the repurchase will be funded through a combination of existing cash reserves, future cash flows and debt. The Company expects to complete the repurchase program during 1998.

    On October 28, 1997, the Registrant announced that it had repurchased and retired 8 million shares of common stock in a privately negotiated transaction with a financial institution. The purchase price for the shares was $431.3 million, subject to a price adjustment based on the market price of the common stock during a defined period. As of September 26, 1997, the last day of the Registrant's third fiscal quarter, the Registrant had 61.4 million shares of common stock outstanding.

Item 7.     Exhibits

    The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

              (A)  Financial statements of businesses acquired.

                        Not applicable

              (B)  Pro forma financial information.

                        Not applicable

              (C)  Exhibits

                        None


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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Storage Technology Corporation



                                  By:    /s/ THOMAS G. ARNOLD
                                    ----------------------------
                                            Thomas G. Arnold
                                           Vice President and
                                          Corporate Controller



Date:  October 29, 1997

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